EXHIBIT 99.1

                             JOINT FILING AGREEMENT

           JOINT FILING AGREEMENT (this " Agreement"), dated as of May 9, 2005, among Sigma Opportunity Fund, LLC, Sigma Capital Advisors, LLC and Sigma Capital Partners, LLC , each a New York limited liability company, and Thom Waye (collectively, the "Joint Filers").

                                   WITNESSETH
                                   ----------

         WHEREAS,  as of the date  hereof,  each of the Joint Filers is filing a
Schedule 13D under the Securities Exchange Act of 1934 (the "Exchange Act") with respect to securities of Direct Insite Corp. (the "Schedule 13D");

         WHEREAS,  each of the Joint Filers is individually eligible to file the
Schedule 13D;

         WHEREAS, each of the Joint Filers wishes to file the Schedule 13D and any amendments thereto jointly and on behalf of each of the Joint Filers, pursuant to Rule 13d-1(k)(1) under the Exchange Act;

         NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the parties hereto agree as follows:

         1. The Joint Filers hereby agree that the Schedule 13D is, and any amendments thereto will be, filed on behalf of each of the Joint Filers pursuant to Rule 13d-1(k)(1)(iii) under the Exchange Act.

         2. Each of the Joint Filers hereby acknowledges that, pursuant to Rule 13d-1(k)(1)(i) under the Exchange Act, it is responsible for the timely filing of the Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning it contained therein, and is not responsible for the completeness and accuracy of the information concerning any of the other parties contained therein, unless it knows or has reason to know that such information is inaccurate.

         3. Each of the Joint Filers hereby agrees that this Agreement shall be filed as an exhibit to the Schedule 13D, pursuant to Rule 13d-1(k)(1)(iii) under the Exchange Act.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed individually or by their respective directors hereunto duly authorized as of the day and year first above written.

                                    SIGMA OPPORTUNITY FUND, LLC
                           BY:      SIGMA CAPITAL ADVISORS, LLC

                                    /S/ THOM WAYE
                                    ---------------
                                    Thom Waye, Manager


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                                    SIGMA CAPITAL ADVISORS, LLC

                                     /S/ THOM WAYE
                                    ---------------
                           BY:      Thom Waye, Manager

                                    SIGMA CAPITAL PARTNERS, LLC


                                     /S/ THOM WAYE
                                    ---------------
                           BY:      Thom Waye, Sole Member


                                     /S/ THOM WAYE
                                    ---------------
                                    Thom Waye


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